                                                                    EXHIBIT 21.1
                                 SUBSIDIARIES

USDS Canada, Ltd.
3152740 Canada, Inc.
Swift Messenger Service Canada, Ltd.
SCI Siman
CEX Holdings, Inc. (Colorado)
ASAP Software Express, Inc. (Illinois)
Corporate Express Call Center Services, Inc. (Delaware)
Sofco Inc. (New York)
SQP, Inc. (New York)
S&Q Property, Inc. (New York)
Hermann Marketing, Inc. (Missouri)
Data Documents Incorporated (Delaware)
Corporate Express Document & Print Management, Inc. (Nebraska)
Moore Labels, Inc. (Kansas)
Distribution Resources Co. (Colorado)
Corporate Express Real Estate, Inc. (Delaware)
Corporate Express Office Products, Inc.. (Delaware)
Corporate Express of Texas, Inc. (Delaware)
Federal Sales Service, Inc. (Virginia)
Virginia Impressions Products Co., Inc. (Virginia)
MicroMagnetic Systems, Inc. (Virginia)
Corporate Express Delivery Systems, Inc.  (Delaware)
American Delivery System, Inc. (Michigan)
Corporate Express Distribution Services, Inc. (Michigan)
New Delaware Delivery, Inc. (Delaware)
Red Arrow Corporation (Missouri)
RAC, Inc.
Red Arrow Spotting Services, Inc.
Red Arrow Trucking Co.
Red Arrow Warehousing, Co.
Rush Trucking, Inc.
Corporate Express Delivery Systems - Intermountain, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Intermountain, Inc.
 (Delaware)
Corporate Express Delivery Systems - Mid-Atlantic, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Mid-Atlantic, Inc.
 (Delaware)
Corporate Express Delivery Systems - Mid-West, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Mid-West, Inc.
 (Delaware)
Corporate Express Delivery Systems - New England, Inc.
 (Delaware)
Corporate Express Delivery Leasing - New England, Inc.
 (Delaware)
Corporate Express Delivery Systems - Northeast, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Northeast, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Southeast, Inc.
 (Delaware)
Air Courier Dispatch of New Jersey, Inc. (Minnesota)
Sunbelt Courier, Inc. (Arkansas)
Tricor America, Inc. (California)
Corporate Express Delivery Systems - Southwest, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Southwest, Inc.
 (Delaware)
Corporate Express Delivery Systems - West Coast, Inc.
 (Delaware)
Corporate Express Delivery Systems A.1 Division, Inc.
Corporate Express Delivery Leasing - West Coast, Inc.
 (Delaware)
Midnite Express International Couriers Limited
Midnight Express International Courier, Inc.
Midnite Express International (Australia) Pty. Limited
Corporate Express Delivery Systems - A.V Division, Inc.
Corporate Express Delivery Systems - Expedited, Inc.
 (Delaware)
Corporate Express Delivery Leasing - Expedited, Inc. (Delaware)
Corporate Express Delivery Administration, Inc. (Nevada)
Corporate Express Delivery Management Business Trust
 (Delaware Business Trust)
Corporate Express (Holdings) Limited
Corporate Express (UK) Ltd
Network (Office Supplies) Ltd
Unistat (Office Supplies Systems) Limited
The Harrison Terry Group Limited
C.C.S. (Northern) Limited
Corporate Express Canada, Ltd.
Centura Office Products, Inc.
Boulevard Produits de Bureau Inc.
O'Neil Stationery & Office Equipment, Ltd.
Corporate Express South Pacific Pty Ltd.
Corporate Express Holdings Australia Pty Limited
Corporate Express Australia Limited
Ballment Manufacturing Co. Pty Limited
Corporate Express Australia (NSW) Pty Limited
Corporate Express Australia (Vic) Pty Limited
Corporate Express Australia (SA) Pty Limited
Revson Australia Pty Limited
Boulton Robinson Office Supplies Pty Ltd
Corporate Express Australia (ACT) Pty Limited
Corporate Express New Zealand Limited
Corporate Express Australia (NT) Pty Limited
Corporate Express (Deutschland) GmbH
Reese GmbH & Co.
BIT Messerknecht GmbH
Messerknecht BuroKommunication GmbH
Buro-Partner
Eugen Haas
EDV Dienst Schmidt
Nimsa, SA (France)
Trivial Information, SA (France)
Cession 26e Avenue (France)
Corporate Express S.P.A. - Kanzend Papier Burobedorf
Panatronic
Slattery Office Supplies
T & D Norton
Corporate Express Holding V.V.
Dingler Kantoorcentium B.V.
Corporate Express Europe Holding AG
Glenvara Design Print Ltd.
Glen C Office Supplies Ltd.